MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Membership Interest Purchase Agreement (this “Agreement”), dated as of December 9, 2019 (the “Effective Date”), is entered into between NewBridge Global Ventures, Inc., a Delaware corporation (“Seller”) and  Sam Mac, an individual (“Buyer”) and executed for the purpose of indicating consent provided herein, by 5Leaf, LLC, a California limited liability company ("Company").  Seller, Buyer and Company are hereinafter sometimes referred to as the "parties," whether or not capitalized),

RECITALS

WHEREAS, Seller owns all of the issued and outstanding membership interest in Company (the “Seller Interests”);

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller the Seller Interests, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
PURCHASE AND SALE

Section 1.01Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing (as defined herein), Seller shall sell to Buyer, and Buyer shall purchase from Seller, all of Seller’s right, title and interest in and to that percentage of the Seller Interests (“Purchased Interests”), free and clear of any mortgage, pledge, lien, charge, security interest, claim or other encumbrance (“Encumbrance”) for the consideration specified in 0.

Section 1.02Purchase Price. The total aggregate purchase price for the Purchased Interests shall be Eight Hundred Nineteen Thousand Two Hundred Fifty Five and no/100 dollars ($819,255.00) (the “Purchase Price”). The Purchase Price shall be paid in the form of (a) a Secured Promissory Note in the amount of $243,937, substantially as set forth on Exhibit A (“Promissory Note”) and (b) the forgiveness of outstanding amounts owed by Seller to Buyer amounting to $575,318.00 in accordance with Section 1.03.

Section 1.03Forgiveness of Debt.  Buyer acknowledges and agrees that the obligations and liabilities in the amount of $575,318.00 set forth on Schedule A attached hereto (“Seller Liabilities”) constitutes all of the obligations and liabilities of the Seller to the Buyer and that as part of the consideration for the purchase of the Interests, Buyer agrees to and does hereby forgive, cancel and forever discharge Seller from any and all obligations and liabilities related to the repayment of the Seller Liabilities.

Section 1.04Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place upon completion of due diligence as agreed upon by the Buyer and Seller (the “Closing Date”). The consummation of the transactions contemplated by this Agreement shall be deemed to occur at 12:01 a.m. on the Closing Date.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer that the statements contained in this 0 are true and correct as of the date hereof. For purposes of this 0, “Seller’s knowledge,” “knowledge of Seller” and any similar phrases shall mean the actual or constructive knowledge of Seller, after reasonable inquiry.

Section 2.01Organization and Authority of Seller; Enforceability. Seller has full power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Seller. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

Section 2.02No Conflicts; Consents. The consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller; (b) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which Seller is a party; (c) to Seller’s knowledge, result in any violation, conflict with or constitute a default under Company’s organizational documents or the limited liability company agreement of Company, (as amended, the "Operating Agreement"), a copy of which is attached hereto as Exhibit B; or (d) result in the creation or imposition of any Encumbrance on the Purchased Interests.

Section 2.03Ownership of Purchased Interests.

(a)Seller is the sole legal, beneficial, record and equitable owner of the Purchased Interests, free and clear of all Encumbrances whatsoever.

(b)Other than the organizational documents and Operating Agreement of the Company, there are no voting trusts, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Purchased Interests.

Section 2.04Operating Agreements. Attached hereto as Exhibit B is the Operating Agreement, which agreements, to the Seller’s knowledge, are in full force and effect and are the only agreements in effect with respect to the matters described therein.

Section 2.05Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

Section 2.06Non-Foreign Status. Seller is not a foreign person as such term is used in Section 1446(f) of the Internal Revenue Code of 1986, as amended (“Code”) or Treasury Regulations Section 1.1445-2.

Section 2.07No Other Representations or Warranties.  Except for the representations and warranties contained in this 0, neither Seller nor any agent of Seller has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Seller.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that the statements contained in this 0 are true and correct as of the date hereof. For purposes of this 0, “Buyer’s knowledge,” “knowledge of Buyer” and any similar phrases shall mean the actual or constructive knowledge of any director or officer of Buyer, after reasonable enquiry.

Section 3.01Organization and Authority of Buyer; Enforceability. Buyer has full power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out his obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Buyer. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

Section 3.02No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer. Other than the consents by all members of Company provided herein, and the approval of the boards of managers of each of Company, which approval is provided herein, no consent, approval, waiver or authorization is required to be obtained by Buyer from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby.

Section 3.03Joinder. Buyer hereby acknowledges and agrees that upon (a) the execution and delivery of this Agreement and the effective purchase of the Purchased Interests, Buyer agrees to be fully bound by, and subject to, all of the covenants, terms and conditions of the Operating Agreement with respect to the Purchased Interests. Company, respectively, acknowledges and agrees as indicated by the signature of its authorized manager on the signature page below that Buyer's membership interest in Company shall include the acquisition of the

Purchased Interests and agrees that Buyer's signature on this Agreement shall be deemed to be counterpart signature pages to the Operating Agreement.

Section 3.04Compliance with Law; Governmental Consents. The consummation by Buyer of the investment contemplated herein is in compliance with all applicable laws, rules, regulations, and requirements of all applicable federal, state, and local governmental authorities without the necessity for any license, permit, order, or other action or permission in the nature thereof, or any registration, qualification, designation, declaration, or filing with, or consent, approval, or authorization of, any such governmental authority.

Section 3.05Compliance with Other Instruments. The execution, delivery, and performance of this Agreement, and the consummation of the investment contemplated herein, will not result in a violation of, or default under, any instrument, judgment, order, writ, decree, or contract known to Buyer.

Section 3.06Information. Buyer acknowledges that Company has made available to Buyer information regarding Company, its business, assets, and financial condition, and Buyer has had the opportunity to make inquiries of, and receive answers from, Seller and Company and their respective officers regarding such company and its business, industry, and financial condition, including without limitation any debt and equity transactions being contemplated or negotiated by Company and the pricing of issuances of equity by Company and purchase prices for equity of Company recently sold by members of Company. Buyer acknowledges that Buyer has acquired or had access to all the information that Buyer considers necessary or appropriate to reach an informed and knowledgeable decision regarding whether to enter into this Agreement and perform the obligations set forth herein. Buyer hereby acknowledges that Buyer has not relied on any representation, statement, or omission of Seller or Company, other than those made by Seller that are set forth in this Agreement, in making Buyer’s investment decision to purchase the Purchased Interests.

Section 3.07Valuation of Purchased Interests. In entering into this Agreement and consummating the purchase of the Purchased Interests contemplated hereby, Buyer acknowledges that the Purchase Price is not based on an independent valuation of the Purchased Interests or on any other commonly used valuation method and assumes the risk that the Purchase Price may not reflect the fair market value of the Purchased Interests or the value of the Purchased Interests pursuant to any particular valuation basis. Buyer acknowledges that at any time  Company may sell equity, be acquired, or elect to liquidate its assets and pay available proceeds to the holders of its equity, or one or more of Company members may transfer equity in Company, in each case in a transaction that values such company’s equity at a higher or lower valuation than reflected in the Purchase Price. Buyer represents that Buyer is a sophisticated person familiar with transactions similar to those contemplated by this Agreement, and that Buyer is capable of evaluating the value of the Purchased Interests.

Section 3.08Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

Section 3.09Non-Foreign Status. Buyer is not a foreign person as such term is used in Section 1446(f) of the Internal Revenue Code of 1986, as amended (“Code”) or Treasury Regulations Section 1.1445-2.

ARTICLE IV
CLOSING DELIVERIES

Section 4.01Seller’s Deliveries. At the Closing, Seller shall deliver to Buyer the following:

(a)The assignment and assumption agreement, in the form attached hereto as Exhibit C (the “Assignment and Assumption”), executed by Seller.

Section 4.02Buyer’s Deliveries. At the Closing, Buyer shall deliver the following to Seller:

(a)The Promissory Note;

(b)The Assignment and Assumptions, executed by Buyer; and

(c)Cancellation notice by Buyer of Seller’s accrued liabilities owed the Buyer.

ARTICLE V
TAX MATTERS

Section 5.01Allocation of Income and Loss. Buyer and Seller shall request that each of Company allocate all items of income, gain, loss, deduction or credit attributable to the Purchased Interests for the taxable year of the Closing based on a closing of such company’s books as of the Closing Date.

ARTICLE VI
INDEMNIFICATION

Section 6.01Survival of Representations and Covenants. All representations, warranties, covenants and agreements contained herein and all related rights to indemnification shall survive the Closing for a period of one (1) year.

Section 6.02Indemnification By Seller. Subject to the other terms and conditions of this 0, Seller shall defend, indemnify and hold harmless Buyer, its affiliates and their respective members, directors, managers, officers and employees from and against:

(a)all claims, judgments, damages, losses and related costs and expenses, including attorneys’ fees for recovery of any of the foregoing (a “Loss”), arising from or relating to any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement or any document to be delivered hereunder; or

(b)any Loss arising from or relating to any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement or any document to be delivered hereunder.

Section 6.03Indemnification By Buyer. Subject to the other terms and conditions of this 0, Buyer shall defend, indemnify and hold harmless Seller, its affiliates and their respective members, directors, officers and employees from and against all Losses arising from or relating to:

(a)any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or any document to be delivered hereunder; or

(b)any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement or any document to be delivered hereunder.

Section 6.04Indemnification Procedures. Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the “Indemnified Party”) shall promptly provide written notice of such claim to the other party (the “Indemnifying Party”). In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a person or entity who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such Action with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense. If the Indemnifying Party does not assume the defense of any such Action, the Indemnified Party may, but shall not be obligated to, defend against such Action in such manner as it may deem appropriate, including, but not limited to, settling such Action, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom. The Indemnifying Party shall not settle any Action without the Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld or delayed).

Section 6.05Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for tax purposes, unless otherwise required by applicable law.

Section 6.06Cumulative Remedies. The rights and remedies provided in this ARTICLE VI are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.

ARTICLE VII
MISCELLANEOUS

Section 7.01Expenses. Except as otherwise provided in Error! Reference source not found., all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 7.02Approval by Managers.    By their execution of this Agreement, the Seller, as the sole owner of Company does hereby approve of the sale and conveyance of the Purchased Interests.

Section 7.03Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

Section 7.04Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses as set forth on the signature page.

Section 7.05Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 7.06Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify the Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 7.07Entire Agreement. This Agreement and the documents to be delivered hereunder constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in documents to be delivered hereunder, the statements in the body of this Agreement will control.

Section 7.08Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 7.09No Third-Party Beneficiaries. Except as provided in ARTICLE VI, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.10Amendment and Modification. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.

Section 7.11Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 7.12Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to any choice or conflict of law provision or rule.

Section 7.13Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of California, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

Section 7.14Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 7.15Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 7.16Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[signature pageS follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

“SELLER”

NewBridge Global Ventures, LLC

By:

Name: Chris Bourdon

Title: CEO

Date:

“BUYER”

By:

Name: Sam Mac

Executed by Company as approving the transactions on the terms and conditions provided herein:

5LEAF, LLC

By:

Name:

Its:

EXHIBIT A

PROMISSORY NOTE

[Attached hereto]

[Exhibit A to Membership Interest Purchase Agreement]

EXHIBIT B

OPERATING AGREEMENT

[please see attached]

[Exhibit B to Membership Interest Purchase Agreement]

EXHIBIT C

ASSIGNMENT AND ASSUMPTION AGREEMENT

[please see attached]

[Exhibit C to Membership Interest Purchase Agreement]

ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTERESTS

This Assignment and Assumption of Membership Interests Agreement (this “Agreement”) is entered into as of December 9, 2019 by and between NewBridge Global Ventures, Inc., a Delaware corporation (“Assignor”), and Sam Mac (“Assignee”).

WHEREAS, Assignor owns membership interests in 5Leaf, LLC, a California limited liability company (“Company”); and

WHEREAS, Assignor has agreed to assign, transfer and sell to Assignee, and Assignee has agreed to purchase from Assignor, Assignor’s right, title and interest in all of the membership interests in the Company (collectively, the “Assigned Interest”) pursuant to the terms of that certain Membership Interest Purchase Agreement of even date herewith by and among Assignor and Assignee.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Assignment. Assignor hereby assigns and transfers to Assignee all of the Assignor’s right, title and interest in and to the Assigned Interest, including all voting, consent and financial rights now or hereafter existing and associated with ownership of the Assigned Interest.

2.Representations and Warranties of Assignor. The Assignor represents and warrants that (a) Assignor is the true and lawful owner of the Assigned Interest and has good title to the same; (b) the Assignor has made no prior assignment or sale of the Assigned Interest and that no other person or entity has any right, title or interest therein; (c) the execution and delivery hereof by the Assignor and the assignment of all its right, title and interest in and to the Assigned Interest does not contravene any agreement to which the Assignor is a party or by which it or its property, or the Company’s property, is bound; (d) no liens, encumbrances, charges or security interests of any kind exist on the date hereof against the Assigned Interest; and (e) Assignor hereby warrants and defends title to the Assigned Interest to Assignee against the claims and demands of all persons.

3.Representations and Warranties of Assignee. Assignee represents, warrants and agrees that Assignee is acquiring the securities represented by the Assigned Interest for its own account, solely for investment purposes, and not with a view to resale of said securities.

4.Acceptance by Assignee. Assignee: (a) accepts the assignment of all of Assignor’s right, title and interest in and to the Assigned Interest; and (b) agrees to be bound by all of the terms, covenants, and conditions of this Agreement and of that certain Operating Agreement of the Company, as amended (the “Operating Agreement”), a true, complete and correct copy of which is attached hereto as Exhibit A. Assignee hereby indemnifies and holds Assignor, and its manager, directors, employees, members and agents harmless against any and all losses, costs and expenses (including reasonable attorneys’ fees) arising out of any obligations of Assignee relating to the Assigned Interest which occur on or after, or arise from events occurring on or after, the date hereof.

5.Absolute Conveyance. The conveyance of the Assigned Interest hereunder is an absolute transfer to Assignee, free and clear of all liens and restrictions.

6.Heirs, Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

7.Governing Law. This Agreement and all other instruments referred to herein shall be governed by, and shall be construed according to, the laws of the State of California, without regard to conflict of law rules.

8.Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original for all purposes, and all such counterparts shall together constitute but one and the same instrument. A signed copy of this Agreement delivered by either facsimile or e-mail shall be deemed to have the same legal effect as delivery of an original signed copy of this Assignment. Notwithstanding the foregoing, each party hereto shall deliver original counterpart signatures to the other parties on or before the date hereof.

9.Amendments and Modifications. This Agreement may not be modified or amended in any manner other than by a written agreement signed by the party to be charged.

10.Defined Terms. Capitalized terms used herein, but not otherwise defined shall have the meanings ascribed to such terms in the Operating Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

ASSIGNOR: NewBridge Global Ventures, Inc. By:_______________________ Name: Chris Bourdon Title: CEO	ASSIGNEE: By:__________________________ Name: Sam Mac Title:

Agreed to and accepted: COMPANY: 5Leaf, LLC By:__________________________________ Name: Its: